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                                                                   EXHIBIT 21.1
                                SUBSIDIARIES OF

                     COUNTRYWIDE MORTGAGE INVESTMENTS, INC.



             SUBSIDIARY                STATE OF INCORPORATION OR   OWNERSHIP
                                              ORIGINATION
COUNTRYWIDE MORTGAGE                           DELAWARE             DIRECT
OBLIGATIONS II, INC.
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COUNTRYWIDE MORTGAGE                           DELAWARE             DIRECT
OBLIGATIONS III, INC.
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COUNTRYWIDE MORTGAGE CONDUIT,INC.              DELAWARE             DIRECT
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COUNTRYWIDE MORTGAGE TRUST              DELAWARE BUSINESS TRUST    INDIRECT
1987-I
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COUNTRYWIDE MORTGAGE TRUST              DELAWARE BUSINESS TRUST    INDIRECT
1987-II
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COUNTRYWIDE CASH FLOW BOND              DELAWARE BUSINESS TRUST    INDIRECT
TRUST
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COUNTRYWIDE MORTGAGE TRUST              DELAWARE BUSINESS TRUST    INDIRECT
1993-I
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COUNTRYWIDE MORTGAGE TRUST              DELAWARE BUSINESS TRUST    INDIRECT
1993-II
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